EXHIBIT 32.2

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2003

In connection with the Annual Report of Market Central, Inc. (the “Company”) on Form 10-KSB for the period ending August 31, 2003 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Clifford A. Clark, VP of Finance, certify, pursuant to 18 U.S.C. ss.1350, as adopted pursuant to ss.906 of the Sarbanes-Oxley Act, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Clifford A. Clark

Clifford A. Clark
VP of Finance
November 28, 2003